7500 East Columbia Street Evansville, IN 47715 www.shoecarnival.com (812) 867-6471	Contact Cliff Sifford President, Chief Executive Officer and Chief Merchandising Officer or W. Kerry Jackson Senior Executive Vice President Chief Operating and Financial Officer and Treasurer
FOR IMMEDIATE RELEASE

SHOE CARNIVAL PROVIDES UPDATED FINANCIAL GUIDANCE

Evansville, Indiana, January 9, 2014 - Shoe Carnival, Inc. (NASDAQ: SCVL) a leading retailer of value-priced footwear and accessories, today announced updated sales and earnings guidance for the 13-week fourth quarter ending February 1, 2014 compared to the prior year 14-week fourth quarter ended February 2, 2013. The Company does not plan to provide preliminary financial information in the future other than in unique circumstances, or in the event of a material event that requires disclosure.

The Company expects fourth quarter net sales to be in the range of $203 to $205 million with a comparable store sales decrease of up to one percent.  Earnings per diluted share in the fourth quarter of fiscal 2013 are expected to be in the range of $0.03 to $0.06.  In the fourth quarter of fiscal 2012, net sales were $205.7 million, comparable store sales increased 0.5 percent and the Company earned $0.13 per diluted share.

Speaking on the expected results for the quarter, Cliff Sifford, President and CEO, said, “We experienced a very strong start to the fall selling season during October and November, producing comparable store sales gains of 5.4 percent and 7.8 percent, respectively.  These gains were driven primarily by a mid-twenty percent increase in our boot classification for the family.  As we entered December, we experienced double-digit traffic declines through the first three weeks.  Traffic and sales improved Christmas week and New Year’s week resulting in a comparable store sales decline of 6.1 percent for the month of December.  We expect comparable store sales for the month of January ending February 1, 2014 to be flat to down 4 percent compared to the four weeks ended February 2, 2013.

Mr. Sifford continued, “While we are disappointed in our expected sales and earnings for the fourth quarter, we have managed our inventories and expect to end the quarter with per-store inventories down low single digits.”

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation’s largest family footwear retailers, offering a broad assortment of value priced dress, casual and athletic footwear for men, women and children with emphasis on national and regional name brands.  As of January 9, 2014, the Company operates 381 stores in 32 states and Puerto Rico, and offers online shopping at www.shoecarnival.com.  Headquartered in Evansville, IN, Shoe Carnival trades on The NASDAQ Stock Market LLC under the symbol SCVL.  Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties.  A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, but are not limited to: general economic conditions in the areas of the continental United States and Puerto Rico in which our stores are located; the effects and duration of economic downturns and unemployment rates; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales at our stores; the potential impact of national and international security concerns on the retail environment; changes in our relationships with key suppliers; the impact of competition and pricing; changes in weather patterns, consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the effectiveness of our inventory management; the impact of hurricanes or other natural disasters on our stores, as well as on consumer confidence and purchasing in general; risks associated with the seasonality of the retail industry; our ability to successfully execute our growth strategy, including the availability of desirable store locations at acceptable lease terms, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our growth plans; higher than anticipated costs associated with the closing of underperforming stores; our ability to successfully grow our e-commerce business; the inability of manufacturers to deliver products in a timely manner; changes in the political and economic environments in China, Brazil, Europe and East Asia, where the primary manufacturers of footwear are located; the impact of regulatory changes in the United States and the countries where our manufacturers are located; the continued favorable trade relations between the United States and China and the other countries which are the major manufacturers of footwear; and other factors described in the Company’s SEC filings, including the Company’s latest Annual Report on Form 10-K.

In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors.  Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.  Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends” or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions.  Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.